Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 2, 2014, among Salix Pharmaceuticals, Inc., Oceana Therapeutics, Inc. and Santarus, Inc. (each a “Guarantor” and collectively, the “Guarantors”), each a subsidiary of Salix Pharmaceuticals, Ltd. (the “Company”), the Company and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of December 27, 2013 (the “Indenture”), providing for the issuance of 6.00% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guarantor shall execute and deliver to the Trustee a supplemental indenture, pursuant to which such Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and therein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.1 and Section 9.7 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Each Guarantor hereby agrees, on a joint and several basis, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, and to undertake and perform all of the obligations of the “Guarantors” set forth therein as though such Guarantor had entered into the Indenture on the Issue Date and been named as “Guarantor” therein. Each Guarantor agrees that such obligations include, without limitation, the obligation to provide such Guarantee pursuant to Article 10 of the Indenture and all of the obligations of the Guarantors to perform and comply with all of the agreements thereof contained in the Indenture.

3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES OF AMERICA FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE NOTE GUARANTEES. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

4. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

5. Effect of Headings. The Section headings herein are for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

SALIX PHARMACEUTICALS, LTD.

By:	/s/ ADAM C. DERBYSHIRE
Name:	Adam C. Derbyshire
Title:	Executive Vice President, Finance and
Administration, Chief Financial Officer, Treasurer and Assistant Secretary

SALIX PHARMACEUTICALS, INC.

By:	/s/ ADAM C. DERBYSHIRE
Name:	Adam C. Derbyshire
Title:	Executive Vice President, Finance and
Administration, Chief Financial Officer, Treasurer and Secretary

OCEANA THERAPEUTICS, INC.

By:	/s/ ADAM C. DERBYSHIRE
Name:	Adam C. Derbyshire
Title:	Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Assistant Secretary

Salix –Supplemental Indenture

SANTARUS, INC.

By:	/s/ TIMOTHY J. CREECH
Name:	Timothy J. Creech
Title:	President

Salix –Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ KATHERINE ESBER
Authorized Signatory

Salix – Supplemental Indenture